EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Omega Healthcare Investors, Inc. for the registration of  3,326,649 shares of common stock and to the incorporation by reference therein of our report dated February 22, 2007 (except for Notes 2, 3, 17  and  18 , as to which the date is December 19, 2007), with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. for the year ended December 31, 2006 included in its Current Report on Form 8-K filed on December 21, 2007 with the Securities and Exchange Commission, and our report dated February 22, 2007, with respect to Omega Healthcare Investors, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
McLean, Virginia
December 20, 2007